SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2007

INFINITY PROPERTY AND CASUALTY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-50167	03-0483872
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No. )

3700 Colonnade Parkway, Birmingham, Alabama 35243

(Address of principal executive offices) (Zip Code)

(205) 870-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 26, 2007, the Registrant entered into a side letter agreement (the “Letter”) with American Financial Group (“AFG”) amending the terms of the reinsurance agreement (the “Reinsurance Agreement”) between Infinity Standard Insurance Company [formerly known as Windsor Insurance Company], as Reinsurer, and Great American Insurance Company, as Reassured, dated January 1, 2003, and amended on December 11, 2003. Pursuant to the terms of the Letter, the parties agree that, notwithstanding any language in the Reinsurance Agreement concerning a termination date, certain reinsurance obligations of the Registrant and its subsidiaries and affiliates shall continue for as long as any personal lines policies comprising the Assumed Agency Business (as defined in the Reinsurance Agreement) continue to be written on AFG company paper and systems. Furthermore, the parties agree to increase the fronting fee to 4% of direct written premiums for 2007. A copy of the Letter is attached hereto as Exhibit 10 and is incorporated by reference as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. N/A

(b)	Pro forma financial information. N/A

(c)	Shell company transactions. N/A

(d)	Exhibits. See Exhibit Index immediately following the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PROPERTY AND CASUALTY CORPORATION

By:	/s/ Samuel J. Simon
Name:	Samuel J. Simon
Title:	Executive Vice President, General Counsel and Secretary

Date: February 1, 2007

EXHIBIT INDEX

Exhibit Number	Description
10	Side Letter Agreement dated December 7, 2006